UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013

LUSTROS INC.

(Exact name of Registrant as specified in its charter)

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A Santee, CA 92071 (Address of principal executive offices) Phone: (619) 449-4800 (Registrant’s Telephone Number)

Copy of all Communications to:

Zouvas Law Group, P.C.

2368 Second Avenue, 1st Floor

San Diego, CA 92101

Phone: 619.688.1715

Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2013, Lustros Inc. (the “Company”) and Global Investments I LLC, whose sole member is William Farley, the Company’s CEO and Chairman of the Board, (“Global”) entered in to a Stock Purchase Agreement (the “Stock Purchase Agreement”), whereby Global agreed to purchase 818,182 shares of common stock of the Company (the “Common Stock”) for a purchase price of $0.55 per share.

Following the transactions contemplated in this Stock Purchase Agreement, Global beneficially owned 6.2% of the Company’s outstanding Common Stock and William Farley beneficially owned 12.9% of the Company’s outstanding Common Stock.

The preceding discussion is qualified in its entirety by the full text of the amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 1, 2013, the Company and Angelique de Maison, (“de Maison”) entered in to a Stock Purchase Agreement (the “Stock Purchase Agreement”), whereby de Maison agreed to purchase 181,818 shares of Common Stock for a purchase price of $0.55 per share.

Following the transactions contemplated in this Stock Purchase Agreement, de Maison beneficially owned 20.9% of the Company’s outstanding Common Stock.

The preceding discussion is qualified in its entirety by the full text of the amendment, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference. All issuances of the Company’s securities pursuant to the above have been made, or will be made, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. No general solicitation or advertising was used in connection with the sale of the shares, and the Company has imposed appropriate limitations on resales.  There was no underwriter involved.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit	Description
10.1	Stock Purchase Agreement between Lustros Inc. and Global Investments I, LLC dated March 1, 2013.

10.2	Stock Purchase Agreement between Lustros Inc. and Angelique de Maison dated March 1, 2013.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: March 6, 2013	By: /s/ Trisha Malone
Trisha Malone
Chief Financial Officer

3